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CNA PLAZA CHICAGO IL 60685-0001               JAMES R. LEWIS
                                              President & CEO
                                              CNA Property & Casualty Operations
                                              Telephone 312-822-2117
December 18 2002                              Facsimile 312-817-1403
                                              Internet james.lewis@cna.com

Mr. Thomas Pottle

Dear Tom:

Because of your value to the Company as a whole, I am pleased to offer you a special deferral bonus of $150,000 to be paid as follows: the first payment, $50,000 less applicable withholding taxes, will be paid in the next payroll period following you signing the agreement. Each of the two subsequent payments will be made in August of 2003 and 2004. This special deferral bonus will be subject to the following conditions:

1. If the Company terminates you involuntarily for Convenience prior to August, 2005, it will pay you the unpaid portion of the special bonus immediately following the termination. In return you agree to abide by the Covenants from the date of your termination of employment with the Company. (All capitalized terms are defined on Attachment A.)

2. If the Company terminates your employment involuntarily for Performance prior to August, 2005, it will not pay you any portion of the special bonuses remaining unpaid at the time of termination, and you agree to be bound by the Covenants from the date of your termination of employment with the Company.

3. If you decide to terminate your employment voluntarily with the Company prior to August, 2005, or if you are terminated involuntarily for Cause, the Company will not pay you any portion of the special bonuses remaining unpaid at the time of termination, and you agree to repay the gross amount of any deferral bonus amounts already paid to you within the 12 month period prior to your termination date. You also agree to be bound by the Covenants following the date of your termination of employment with the Company.

Any payment made under the terms of this letter will require that you agree to and sign a General Release and Settlement Agreement provided by the Company.

All other terms and conditions of your current employment with Company shall remain in effect. Neither this document nor any other Company procedures and communications are intended to be interpreted as a promise or guarantee of future or continued employment. Nothing in this letter shall detract from your right (and the Company's right) to end the employment relationship at any time.

Very truly yours,

James R. Lewis

Agreed:


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Thomas Pottle                                                      Date
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ATTACHMENT A

                                  DEFINITIONS

CAUSE - i) you engage in any conduct which the Chief Executive Officer of the Company's insurance subsidiaries (the "CEO") reasonably determines to be fraudulent, is a substantial breach of any material provision of this letter, constitutes willful malfeasance or gross negligence, or is inconsistent with the dignity and character of an executive of the Company; or ii) you violate in a material manner the rules of professional conduct or human resource policies of the Company.

COMPANY - Continental Casualty Company, its parents, subsidiaries or affiliates, including Western Surety Company.

CONVENIENCE - termination of your employment for a reason other than death, disability, Cause, Performance, or due to your voluntary termination of employment.

PERFORMANCE - A performance rating level of 4 any time (or equivalent if the Company's performance rating scale changes), as determined by your management.

COVENANTS -

i) for 12 months after the date of your termination from the Company, not to solicit, hire or aid anyone else in soliciting or hiring anyone who was employed by the Company during the last year prior to your termination from the Company,

ii) to agree to be bound by the attached Confidentiality, Computer Responsibility and Professional Certification Agreement that you acknowledge that you have read and signed and

iii) to assist the Company, at the Company's expense, with any pending or threatened claims or other legal matters by or against the Company on matters in which you were involved during your employment with the Company for 24 months and, unless precluded by law, to inform the Company promptly if you are requested to assist or to participate in any legal matter against the Company.

iv) For 12 months following termination of employment to not interfere or attempt to interfere with any business relationship or agreement between either the Company or an Affiliate and any other person or entity including but not limited to customers, agents, suppliers, vendors, contractors, employees and business partners.
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                  CONFIDENTIALITY, COMPUTER RESPONSIBILITY AND
                      PROFESSIONAL CERTIFICATION AGREEMENT

To protect the confidentiality of company information and the integrity of CNA's business relationships, employees are required to comply with the following company policies concerning:

-    Confidentiality

-    Computer Responsibility

-    Professional Conduct

CNA employees (collectively referred to as CNA personnel or CNA) are required to read and comply with this Agreement. CNA reserves the right to add or change the requirements contained in this Agreement.

I. CONFIDENTIALITY AGREEMENT

BACKGROUND

Confidentiality is an extremely serious concern in today's world because of the increasingly high value firms place on information and its critical importance to their competitive survival.

AGREEMENT

I understand that during my employment with Continental Casualty Company I will have access to information from Continental Casualty Company, Continental Corporation, CNA Financial Corporation and their subsidiaries, affiliates, agents, policyholders, claimants, suppliers, vendors, licensers, any or all of which are referred to in the Agreement as "CNA." I also understand that this information, whether technical or non-technical, is commercially valuable. It is referred to in the Agreement as "Confidential Information."

Examples of Confidential Information include, but are not limited to all of the types of Confidential Information which I may develop or to which I may have access:

- Information of a business nature, such as marketing, underwriting, employee and customer data, sales and lists of customers, including future developments and planning concerning them.

- Computer/software programs and associated documentation and material which are proprietary to CNA or to which CNA is under an obligation to prevent disclosure.

- Information from CNA customers, vendors or suppliers which is confidential, proprietary or copyrighted.
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I hereby agree that:

1. The Confidential Information shall remain the sole and exclusive property of CNA and I shall regard it as confidential and secret information.

2. The Confidential Information is property to be considered to be the trade secrets of CNA because it involves processes and compilations of information which are secret, confidential and are not generally known to the public and which are the product of expenditures of time, effort, money and/or creative skills of CNA.

3. The Confidential Information is furnished to me during my employment on a confidential and secret basis for the sole and exclusive use in pursuing my employment duties at CNA.

4. I will not, during or after my employment with CNA, publish, disclose or otherwise divulge the Confidential Information to any person not specifically authorized by CNA to receive such information.

5. I will not copy any Confidential Information for any purpose except with the express consent of a CNA official or the express written authorization of the third party owner.

6. Upon termination of my employment at CNA, or at any other time at CNA's request, I agree to return promptly to CNA all Confidential Information, including, but not limited to all manuals, letters, notes, notebooks, reports, formulae, computer programs, and associated documentation and material, memoranda, customer lists and all other materials and all copies of them relating in any way to CNA's business, which in any way were obtained by me during my employment with CNA which are in my possession or under my control. I further agree that I will not make or retain copies of any of the above mentioned information and will so represent to CNA upon termination of my employment.

7. I acknowledge that CNA would suffer irreparable harm for which both preliminary and final injunctive relief would be an appropriate remedy in addition to such other relief to which CNA may also be entitled.

8. I acknowledge and agree that CNA employees in violation of this Agreement shall be liable for the costs of CNA's efforts to enforce it, including reasonable attorney's fees.

The Confidentiality Agreement will continue to be in effect after termination of my employment at CNA for a period of two years. If any provision of this Agreement is declared invalid or unenforceable with respect to a particular occurrence or circumstance or otherwise, that will not affect the validity and enforceability or applicability of any other provision of the Agreement.

II. COMPUTER USER STATEMENT OF RESPONSIBILITY

BACKGROUND

The information you will have access to in your employment or association with CNA is often protected by contract or Federal Law. CNA's obligations are equally applicable to its employees. There are often significant penalties for disclosing protected information to parties not authorized in formal agreements to receive it. CNA takes its legal and contractual obligations to assure the confidentiality of all such protected information with the utmost seriousness. As an employee of CNA, you need to treat information with the same care and confidentiality that CNA, as a corporation, is bound by its formal contracts to employ.

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POLICY

CNA's computers and communications resources, and all related computer programs and their products, may be used only for the purposes authorized and specified by CNA. Appropriate steps should be taken to see that these resources are protected from accidents, tampering and unauthorized use or modification. Questions regarding the appropriateness of planned usage of communications resources should be directed to CNA management or Information Security Services (e-mail address, SYSTEMS SECURITY-03S).

CONFIDENTIALITY

- Computer passwords are confidential. If accidentally revealed, passwords should be changed immediately. CNA personnel are responsible for any actions taken by persons using their passwords.

- CNA personnel must comply with all password standards including those covering structure and change frequency. Any possible or actual violation of data security or Systems Security Policy and Standards that you witness or become aware of must be reported immediately to management or Information Security Services (e-mail address, SYSTEMS SECURITY-03S).

- Information stored on computer or removable media must be protected to prevent unauthorized access to or disclosure of that information. The appropriate level of information protection will vary by business organization. CNA personnel who have questions or who have not received specific instructions concerning these requirements should contact their manager or Information Security Services (e-mail address, SYSTEMS SECURITY-03S).

THE COPYRIGHT ACT

- The Copyright Act is a Federal Law. It gives copyright owners of original works the exclusive right to and control of the copying, distribution and display of their copyrighted works as well as to the preparation of any derivative works. It is illegal to violate these rights.

- It is CNA policy to comply fully with the Copyright Act. CNA employees who violate the copyright or third party license restrictions in the course of their employment shall be subject to termination or other disciplinary action.

- Any questions related to copyright or CNA's policy regarding copyright should be directed to the Corporate Law Department.

SOFTWARE

- CNA software purchased or developed for use in connection with computers is proprietary and may not be copied without the owner's permission. Each piece of software that CNA has purchased is covered by a written agreement with specific terms and conditions that address the confidentiality of the software. All terms and conditions, including copyright and liability notices and back up procedures that may apply to a software package must be followed. Any questions about the terms of the contract governing software you use should be directed to your manager or Systems Security.

- CNA licensed software and services are not owned by CNA and may not be reproduced unless authorized by the software developer or vendor. CNA personnel or their agents discovered making, acquiring, or using unauthorized copies of computer software or documentation will be subject to disciplinary action or termination, as appropriate.
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-    Introducing unauthorized software or utilities on CNA systems, adding software that is personally purchased or developed for non-CNA business to CNA storage devices, or executing this software on CNA computers is a violation of this policy.

USE OF INFORMATION AND MATERIALS OBTAINED FROM ON-LINE SERVICES, SUBSCRIPTION SERVICES, ELECTRONIC BULLETIN BOARDS AND THE INTERNET

- Copyrighted programs, documentation, images, text or music are protected by copyright law. Federal law protects processes and formulas embedded in programs. Downloading of copyrighted files, including e-mail, file transfer protocol and all network downloads is illegal. To prevent viruses, unauthorized downloading is prohibited. Authorized downloading requires controlled virus scans of the files and receiving volume, drive and directory members.

- Use of information or materials obtained from an on-line service, subscription service or electronic bulletin board must comply with any requirements specified in the applicable license or copyright restrictions. These requirements often include limiting the number of copies made, deleting electronic copies from the user's hard drive after a set period of time, prohibiting use of all or any part of the information or materials in another document and paying royalties.

- Before including written materials obtained from any on-line service, subscription service or electronic bulletin board in a CNA publication, memorandum, software system or distributing the materials in any way to other CNA employees or third parties, care should be taken to make certain that CNA has appropriate authorization for such use. Contact your manager or Vendor Contract Administration if you need assistance interpreting a license agreement.

- Authorization should not be assumed from the absence of any prohibition. Particular care should be taken for materials intended for broad publication or distribution.

SHARING OF CNA INFORMATION AND MATERIALS

This section applies to all reports, documents, computer software, data and all other materials owned by or licensed to CNA (the Proprietary Information), and is in addition to the provisions of the Confidentiality Agreement set forth on pages 1 and 2. Any works created by CNA employees in the course of their employment are owned by CNA.

- In general, Proprietary Information should not be distributed to third parties. Because the Internet is neither private nor secure, every user is responsible for protecting the integrity of company information and resources. Proprietary, private or confidential corporate information, data or programs may not be exported or copied through the Internet. In general, CNA or third-party proprietary information should not be distributed to an electronic bulletin board unless such distribution furthers a clear business objective.

- If Proprietary Information is transmitted, the user must determine whether the information is owned by CNA or licensed from a third party. If it is owned by CNA, then a proprietary rights notice should be included. The following are acceptable proprietary rights notices:

     -"Copyright 199_ CNA Financial Corporation and its subsidiaries and affiliates"

     -"All rights reserved to CNA Financial Corporation and its subsidiaries and affiliates"
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-    If the Proprietary Information is licensed by CNA from third parties, care should be taken to confirm that the proposed use and disclosure of that information is permitted under the applicable license agreement. Contact your manager or Vendor Contract Administration if you need assistance interpreting a license agreement.

- As representatives of CNA, all personnel have a responsibility to conduct themselves in a businesslike manner, honoring all network rules, including, but not limited to:

          -Avoiding defamatory or obscene language.

          -Respecting the privacy rights of others.

          -Refraining from mischievous or criminal conduct while on the Internet.

Failure to comply with the Agreements stated in this policy represents a violation of CNA Information Systems Security Policy and Standards and may be grounds for disciplinary action or termination.

III. COMMITMENT TO PROFESSIONAL CONDUCT

BACKGROUND

One of the obligations of all CNA employees is to be committed to high standards of ethical and professional conduct. CNA's Our Commitment to Professional Conduct handbook (AG-129198) contains important information about CNA policies, values and expectations on the way we do business and alerts you to potential legal and ethical issues that you need to be aware of.

IV. CERTIFICATION

As a new employee of CNA or one of its subsidiaries, you received a copy of a handbook titled, Our Commitment to Professional Conduct. You are requested to read it. Also, as part of the new employee orientation process, you also reviewed and discussed the handbook and our Effective Compliance Program.

Please assist us in verifying that such events took place by completing and signing this form.

___ YES, I

- Read and understand the Confidentiality Agreement and the Computer User Statement of Responsibility contained in this document.

- Received, read and understand Our Commitment to Professional Conduct handbook.

- Will abide by the principles and procedures in the Confidentiality Agreement, Computer User Statement of Responsibility and Our Commitment to Professional Conduct handbook.

NAME (Last, First):                        SOCIAL SECURITY NUMBER:
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SIGNATURE:                                        DATE:
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